Exhibit 10.56

LEASE AGREEMENT

This Lease Agreement (the “Agreement”) is made and entered into as of the dates set forth below, but is effective for all purposes as of the __________ day of                     , 2019, by and between:

BASIN HOUSING VENTURES, LLC, a Louisiana limited liability company whose address is 116 Honeysuckle Drive, West Monroe, Louisiana 71291, its successors and assigns (“Lessor”), and represented herein by its authorized representative;

and

EQUIPMENT TRANSPORT, LLC, a Pennsylvania limited liability company whose mailing address is 1 Tyler Court, Carlisle, Pennsylvania 17015, its successors and assigns (“Lessee”), and represented herein by its authorized representative.

Lessor and Lessee are sometimes referred to as “Party” or collectively as “Parties.”

WITNESSETH:

WHEREAS, Lessor has certain leasehold rights in that certain real property, together with buildings and improvements located thereon, described below as the Premises.

WHEREAS, Lessor represents and warrants that those certain leasehold rights permit Lessor to enter into and obligate itself to all of the terms and conditions set forth herein.

WHEREAS, Lessee wishes to lease the Premises from Lessor according to the terms and conditions set forth herein.

WHEREAS, Lessor understands that desire to enter into this Agreement is premised on Lessor’s ability to perform its obligations in accordance with the terms and conditions set forth herein, and Lessor’s ability to perform its obligations in accordance with the terms and conditions set forth herein is a material inducement for Lessee to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration herein, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	PREMISES:

Lessor does hereby lease to Lessee, and Lessee hereby leases from Lessor, the Premises located on the following real property:

That certain parcel of land located on United States Highway 285; comprised of approximately ten (10) acres in the northwestern most corner of the eighty three and 69/100 (83.69) acres of the County of Reeves, State of Texas, Block 4, Section 65; bearing property identification number of R000023040 and a geographical identification number of 00940-02991-00000-000000 with the Reeves County Tax Office; upon which are situated certain buildings and improvements.

For the purposes of this Agreement, the “Premises”shall include an industrial building constructed in accordance with and/or similar to the construction design attached hereto as Exhibit A (the “Shop”), a paved yard (the ‘‘Yard”), a parking lot in fully compliance with all Federal and State laws, and all other areas and spaces provided by Lessor for the common or joint use and benefit of Lessee and their employees, agents, servants, suppliers, customers, and other invitees in conjunction with and/or in pursuit of those uses of the Shop provided in the terms and conditions of this Agreement.

	Lessor’s Representative	______________

	Lessee’s Representative	______________

Lessor does herby represent and warrant that their certain leasehold rights in the Premises permits Lessor to enter into this Agreement and perform every obligation owed to Lessor and/or any other interested party as provided by and in the Agreement, including, but not limited to, Lessor’s ability to lease the Premises to Lessee. Lessor understands and agrees that the warranty and representation of their right to enter into this Agreement and perform every obligation owed to Lessor and/or any other interested party as provided by and in the Agreement, including, but not limited to, Lessor’s ability to lease the Premises to Lessee, was a material inducement for Lessee to enter into this Agreement.

The Parties understand and agree that Lessee may request modifications to the Shop which would alter the construction design attached hereto as Exhibit A. The Parties agree that the Rent owed and due pursuant to this Agreement, as provided herein may be affected by such modifications as explained in further detail in the below Sections of this Agreement. The Shop shall include fiber internet service connections, three-phase electricity connections, including, but not limited to, all the necessary electrical connections for a fuel island, a 200 amp service dedicated to the welding bay shown on Exhibit A, and a covered roof wash bay as shown on Exhibit A. The Yard shall be well lit at all times and shall be paved in a manner which complies with the rules, regulations, and specifications of the Texas Department of Transportation. The Premises shall also include water and septic systems which shall be fully compliant with the rules, regulations, and specifications of the Texas Commission on Environmental Quality. Those water and septic systems shall also be certified and/or permitted by the Texas Commission on Environmental Quality.

Lessee warrants and represents that it has reviewed or had the opportunity to review the plans and specifications of the Premises and, as a material condition for Lessor’s agreement to lease the property to Lessee, Lessee agrees and accepts the Premises, including the building and improvements, as planned and specified, “AS IS,” and without any representation or warranty by Lessor whatever as to the condition of the Premises. Lessor makes no covenant, representation or warranty as to the suitability of the Premises for any purpose or use whatsoever or as to the physical condition thereof. Lessee acknowledges that the Premises’ compliance on the Commencement Date with requirements imposed by any governmental agency having jurisdiction over the Premises on the Commencement Date constitute satisfaction of Lessor’s obligation to deliver the Premises. In the event the Premises are in compliance on the Commencement Date with requirements imposed by governmental agencies having jurisdiction over the Premises, Lessee hereby waives any and all objections to or complaints about the physical characteristics, suitability, and condition of the Premises.

Lessee further acknowledges and agrees that the Premises are being leased to, and accepted by Lessee in its condition upon the Commencement Date “AS IS” with all faults, and Lessee hereby assumes the risk that its adverse physical characteristics and existing conditions on the Commencement Date may not have been revealed by inspection or investigation of the Premises. Lessee is hereby provided the opportunity to conduct an inspection or investigation of the Premises within the five (5) business days following receipt of notice of Completion of Construction, as defined below. Lessee must deliver to Lessor a written request for any reasonable repairs and/or alterations to the Premises within five (5) business days of the notice of notice of Completion of Construction, as defined below. Upon receipt of Lessee’s written request for any reasonable repairs and/or alterations, Lessor will provide written notice of all reasonable repairs and/or alterations to be made within ten (10) business days. The Parties expressly understand and agree that Lessor’s refusal to provide any 1·equested repairs and/or alterations shall not provide cause for Lessee to breach any obligation or covenant of this Agreement nor shall it constitute a breach of any obligation or covenant on behalf of Lessor.

	Lessor’s Representative	______________

	Lessee’s Representative	______________

By taking possession of the Premises or by failing to provide Lessor with the written request for reasonable repairs and/or alterations to the Premises within five (5) business days of the notice of Completion of Construction, Lessee (a) accepts the Premises as suitable for the purpose for it is leased, (b) accepts the Premises “AS IS” with all faults, (c) assumes the risk that its adverse physical characteristics and existing conditions on the Commencement Date, and (d) waives any and all defects therein.

2.	USE:

The Premises shall be used by Lessee during the Term, as described below, for all legitimate purposes necessary to pursue Lessee’s businesses, including, but not limited to, delivering environmental logistics solutions for wellsite development and energy production programs (“Lessee’s Uses”). Lessee agrees that any change in Lessee’s Uses of the Premises shall require the prior written consent of Lessor, which consent will not be unreasonably withheld, qualified, or delayed. In exchange for Lessee’s payment of Rent as defined below, and subject to any provision of this Agreement providing otherwise, Lessee shall have the exclusive right to use the Premises as provided herein.

3.	TERM:

The term of this Agreement shall commence immediately upon Completion of Construction of the Premises (the “Commencement Date”). The Term of this Agreement shall expire at midnight, Central Standard Time, sixty (60) months after the Commencement Date (i.e., for illustrative purposes only, if the Commencement Date is January 1, 2020, the Agreement terminates at midnight on December 31, 2024) (the “Initial Term”). “Completion of Construction” shall be marked by the seventh (7th) calendar day following Lessor conveying to Lessee that the Premises is available for Lessee’s Uses prnvided in this Agreement by (a) written notice outlined in this Agreement, (b) electronic mail, with receipt confirmed by Lessee via similar methods of communication, (c) text message, with receipt confirmed by Lessee via similar methods of communication, and/or (d) verbal communications, with receipt confirmed by Lessee via written correspondence, electronic mail, and/or text message. The Parties understand and agree that the Completion of Construction must occur on or before May 31, 2020. Moreover, Lessee shall remain obligated and bound to pay the Rent as provided in Section 4 below if the Completion of Construction occurs on or before May 31, 2020.

Provided that Lessee is not in default of this Agreement, and at any time between the first (1st) calendar day of the forty-eighth (48th) month of the Initial Term and the last day of the fifty-fifth (55th) month of the Initial Term, Lessee shall have the right of first refusal to renew the lease for an additional thirty-six (36) to sixty (60) months following expiration of the Initial Term (the “Right of First Refusal Period”). Any period of renewal which exists as a result of the exercise of the Right of First Refusal Period shall include a Right of First Refusal Period in the same manner provided above for the Initial Term. During this time period, Lessor shall not advertise or market the availability of the Premises for lease.

In the event Lessee does not exercise its right during the Right of First Refusal Period, Lessee is still permitted to request a renewal of the Agi-eement on the terms associated with the Right of First Refusal Period until the expiration of the Initial Term, but Lessor is not obligated to accept Lessee’s requested renewal or to provide Lessee with Rent at the corresponding and applicable rate. Instead, Lessor has the right to advertise and market the availability of the Premises for lease with the freedom to lease the Premises to another lessee at the expiration of the Initial Term.

If Lessee does not intend to renew the Agreement, Lessee hereby agrees to provide written notice to Lessor of Lessee’s intent to not renew and/or terminate the Agreement at least sixty (60) calendar days before the expiration of the Initial Term or any renewal period. Lessee understands and agrees that such notice is necessary and reasonable because Lessor must be provided the opportunity to locate a new lessee or otherwise plan for the occupancy of the Premises.

	Lessor’s Representative	______________

	Lessee’s Representative	______________

4.	RENT:

Lessee shall pay to Lessor rent in the amount of thirty-two thousand and 00/100 dollars ($32,000.00) per calendar month for the Premises (the “Rent”). Lessee does hereby understand and agree that the payment of the Rent is not contingent upon any amount of use or occupancy of the Premises. Instead, Lessee hereby understands, agrees, and warrants that it will pay the Rent for the Premises during the Initial Term and any renewal thereof whether or not the Premises are used 01· occupied.

The Rent shall be paid monthly and such payment shall be received by Lessor on or before the first (1st) calendar day of each month of the Initial Term and any other renewal term provided in this Agreement (i.e. for illustrative purposes only, if the Commencement Date is July 1, 2019, Lessee must pay the Rent for July 2019 on or before July 1, 2019) (“Monthly Payment”). Lessee understands and agrees that any Monthly Payment received after the first (1st) calendar day of each month of the Initial Term and any other renewal term provided in this Agreement is deemed late.

For any renewal thereof, including renewals existing as a result of a renewal made during a Right of First Refusal Period, Lessee understands and agrees that its obligation to make Monthly Payments of Rent shall be governed by the above provisions as if the renewal period was a part of the Initial Term. However, the Parties expressly reserve Lessor’s right to increase the Rent during any renewal period as dictated by current market conditions and housing demands.

In the event Lessor does not receive the full Monthly Payment as designated above, a late fee in the amount of one thousand and 00/100 dollars ($1,000.00) per day beginning on the first (1st) calendar day that the Monthly Payment is late shall be charged and shall be due and payable by Lessee for each late payment until the Monthly Payment is received by Lessor.

All Rent shall be made to Lessor at the following address:

or such other place as Lessor shall designate in writing.

In exchange for prompt payment of the Monthly Payments, and except as provided by other provisions of this Agreement, Lessor agrees to pay the annual charges incurred for any of Lessor’s obligations to pay taxes for the Premises. For the purpose of this provision, tax charges shall include all real property taxes, personal property taxes, improvement bonds, and other charges or assessments which are levied upon or with respect to the Premises, including any increase in such taxes or a reassessment of the value of the Premises, license fees, or other taxes or fees levied in connection with Lessor’s leasing or rental of the Premises.

Lessor agrees that it shall obtain property damage insurance coverage for the Premises and liability insurance coverage for Lessor’s liability related to the Premises. However, Lessor will not provide nor will Lessor be responsible for insurance coverage for any property other than the Premises or any liability of any other person or entity, including, but not limited to, any and all property owned, leased, and/or in the possession of Lessee and/or its invitees, guests, employees, representatives, agents, or other affiliated persons or entities which are in and around the Premises or the liability of Lessee and/or its invitees, guests, employees, representatives, agents, or other affiliated persons or entities. Lessee further acknowledges and understands that it is Lessee’s obligation to inform its invitees, guests, employees, representatives, agents, or other affiliated persons or entities that any property other than the Premises is not covered by Lessor’s insurance.

	Lessor’s Representative	______________

	Lessee’s Representative	______________

Lessee expressly understands, agrees, and warrants that it shall obtain insurance coverage related to Lessee’s use of the Premises, including, but not limited to, liability insurance coverage, commercial general liability coverage, workers’ compensation coverage, business automobile liability coverage, and at least one insurance policy providing umbrella and/or excess insurance coverage (“Lessee’s Insurance Policies”). In addition, and in the event a policy(ies) obtained by Lessor and a policy(ies) obtained by Lessee provide coverage for the same loss, the Parties expressly understand, agree, and warrant that Lessee’s Insurance Policies shall be primary and the limits of that insurance policy(ies), including, but not limited to, any and all available excess and/or umbrella insurance policy(ies) and coverage, must be exhausted before any coverage may be sought under Lessor’s policy(ies) expressly understands, agrees, and warrants that liability insurance policies, workers’ compensation insurance policies, business auto policies, and any other policies which will provide coverage for the use of the Premises. Lessee further understands, agrees, and warrants that it will name Lessor as an additional insured on all of Lessee’s Insurance Policies, excluding its workers’ compensation insurance policy.

Lessee understands, agrees, and accepts that the use or occupancy of the Premises must never exceed the occupancy permitted by any federal, state, or local government agency, regulation, rule, code, law, or standard. Lessee agrees to defend, indemnify, and hold harmless Lessor, as well as their respective predecessors, successors, assigns, parents, subsidiaries, associates, affiliated and related companies, customers, agents, employees, officers or executive officers, attorneys, managers or members, distributors, representatives, partnerships or joint ventures, owners, directors, stockholders, and any and all entities, persons, firms, corporations, underwriters, primary and excess insurers, reinsurers, third-party administrators, and indemnitees, from all damages, losses, claims, penalties, fines, or any other liability arising from the violations of any federal, state, or local government agency, regulation, rule, code, law, or standard as a result of the occupancy of the Premises.

5.	REAL PROPERTY TAXES:

Lessee shall not be responsible for any real property taxes and assessments levied and assessed against the Premises.

6.	LIMITATIONS ON USE:

Lessee shall not do, bring, or keep anything in or about the Premises that will cause the cancellation of any insurance covering the Premises. If the rate of any insurance carried by Lessor is increased as a result of Lessee’s use, authorized improvements, acts, or omissions, Lessee shall reimburse Lessor for the amount of such increase within twenty (20) business days of Lessor’s written demand for reimbursement. Lessee shall not permit any activity on the premises which may in law constitute a nuisance, public or private, or which may constitute a violation of any environmental laws, or any other laws, ordinances or regulations. Lessee shall not operate all or any portion of the premises as a “place of public accommodation”, as such term is defined under the Americans With Disabilities Act, 42 U.S.C. 12101 et, seq. (the “ADA”) and the regulations pursuant to such act.

7.	ASSIGNMENT AND SUBLETTING:

Lessee shall not sell or mortgage, transfer, assign, or sub-let all or any portion of its rights under this Agreement without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Provided however, Lessor shall not be obligated to consent to any assignment, transfer, or sub-let in the event the proposed transfer would be in conflict with the provisions of any other lease or agreement under which Lessor is obligated. Further, in no event shall Lessor’s consent to an assignment or subletting be construed as (a) relieving Lessee from the obligation to obtain Lessor’s express written consent to any further assignment or subletting or (b) releasing Lessee from any liability or obligation hereunder whether or not then accrued, and Lessee shall continue to be, fully, jointly, and severally liable hereunder. Instead, in the event of such assignment, transfer, or sub-let, Lessee understands, agrees, and accepts that it shall remain liable for the full performance of all obligations under this Agreement. Moreover, and to the fullest

	Lessor’s Representative	______________

	Lessee’s Representative	______________

extent allowed by law, Lessee agrees to defend, indemnify, and hold harmless Lessor, as well as their respective predecessors, successors, assigns, parents, subsidiaries, associates, affiliated and related companies, customers, agents, employees, officers or executive officers, attorneys, managers or members, distributors, representatives, partnerships or joint ventures, owners, directors, stockholders, and any and all entities, persons, firms, corporations, underwriters, primary and excess insurers, reinsurers, third-party administrators, and indemnitees, from all claims, damages, and causes of action arising out of any bodily injury, sickness, disease, death, loss, theft, damage, or destruction to any person or entity to whom Lessee assigned, transferred, or sub-let the property, except for those claims resulting from the gross negligence or willful conduct of Lessor.

Lessor may sell, mortgage, transfer, or assign its interest in this Agreement at any time without the consent of Lessee; however, any such sale, mortgage, transfer or assignment shall expressly reserve the rights of Lessee under this Agreement.

8.	MAINTENANCE & REPAIRS:

As provided above in this Agreement, Lessor warrants and Lessee acknowledges that the Premises will be delivered in good order and repair. Lessee shall, at all times, maintain the Premises in good and safe condition, and shall be responsible for all minor and/or normal repairs, maintenance, and replacements on or to the Premises during the Term of this Agreement which are caused by the normal wear, tear, and use of the Premises. However, Lessor shall remain obligated to perform all structural maintenance and repairs on the Premises (i.e. roof, walls, floors, and HVAC systems) unless such maintenance and repairs are caused by Lessee and/or Lessee’s invitees, guests, employees, representatives, agents, or other affiliated persons or entities.

Lessee shall also surrender the Premises at termination of this Agreement, in as good condition as received, normal wear and tear excepted. Lessee shall also be responsible for the repair and replacement, if necessary, of the heating and air conditioning (“HVAC”) systems servicing the Premises as well as the electrical, fiber internet services, water services, and septic services following receipt of the Premises from Lessor on the Commencement Date. Lessee further agrees to maintain the Premises in clean and healthful condition and to comply with all laws, ordinances, orders, rules, and regulations (state, federal, municipal, and any other agencies or bodies having jurisdiction) with respect to the use, condition, or occupancy of the Premises.

9.	ALTERATIONS:

Lessee shall not make any additions, improvements, or alterations to the Premises without Lessor’s written consent, which will not be unreasonably withheld, qualified, or delayed, unless such additions, improvements, or alterations are structural in nature, in which event such consent will be in the sole discretion of Lessor. In making improvements, additions, or alterations that require Lessor’s consent, Lessee, after obtaining Lessor’s consent, shall comply with the following:

A.	The improvements or alterations shall not be commenced until seven (7) calendar days after Lessor has received written notice from Lessee stating the date the alterations are to commence and Lessor has consented to same; and

B.	The improvements or alterations shall be in conformance with all applicable local, state, and federal laws, ordinances, orders, rules, and regulations.

	Lessor’s Representative	______________

	Lessee’s Representative	______________

Lessee shall have the duty, only if Lessor so requests in writing, to remove from the Premises before the expiration of the Initial Term or any renewal thereof by Lessee, or within fifteen (15) business days after the expiration of the Initial Term or any renewal thereof by Lessee, any additions, improvements, or alterations Lessee has made to the Premises, so long as the removal will not cause structural damage to the Premises, and Lessee, at its cost, shall promptly restore any damage caused by the removal. Lessee shall not cause or permit any mechanic’s liens, workman’s liens, contractor’s liens, materialman’s liens, or any other lien to be filed against the Premises as a result of or in any way connected to any additions, improvements, or alterations Lessee has made to the Premises, and, to the fullest extent allowed by law, Lessee agrees to defend, indemnify, and hold harmless Lessor, as well as their respective predecessors, successors, assigns, parents, subsidiaries, associates, affiliated and related companies, customers, agents, employees, officers or executive officers, attorneys, managers or members, distributors, representatives, partnerships or joint ventures, owners, directors, stockholders, and any and all entities, persons, firms, corporations, underwriters, primary and excess insurers, reinsurers, third-party administrators, and indemnitees, from and against any and all such liens.

Moreover, any additions, alterations, and improvements made by Lessee, with or without consent of Lessor, no matter how attached to the Premises, shall remain the property of Lessor unless otherwise stipulated herein, and Lessee expressly waives any right to compensation or reimbursement for any such additions, alterations, or improvements which may be made on the Premises. Notwithstanding the above, however, Lessee may remove from the Premises its supplies and movable equipment not attached to the Premises provided (a) such removal is made prior to the termination of the Initial Term or any renewal thereof by Lessee; (b) Lessee is not in default of any obligation or covenant under this Agreement at the time of such removal; and (c) Lessee promptly repairs all damage, no matter how slight, caused by the installation, use, or removal of such supplies and equipment. Furthermore, Lessee, or any of its hired architects, engineers, contractors, subcontractors or employees, shall not remove or discard any thing or any item, furniture, appliance, fixture, flooring, or any other materials or item provided by Lessor, movable or immovable, without first consulting with Lessor and obtaining Lessor’s written permission.

10.	UTILITIES:

As indicated above, Lessor warrants that the Premises will be delivered on the Commencement Date with the following: fiber internet service connections, three-phase electricity connections, including, but not limited to, all the necessary electrical connections for a fuel island, a 200 amp service dedicated to the welding bay shown on Exhibit A, a covered roof wash bay as shown on Exhibit A, and water and septic systems which shall be fully compliant with the rules, regulations, and specifications of the Texas Commission on Environmental Quality. Lessor’s obligations extend to any and all necessary upgrades, updates, or further work on the utility connections that are required for Lessee to set up and pay for the utilities contemplated needed to pursue its business.

Lessee shall be responsible for coordinating with utility providers to set up and thereafter make payments for all utility and service charges furnished to the Premises or used by the Premises or Lessee during the Term of this Agreement, including, but not limited to, water, three-phase electricity, gas, fiber internet services, satellite television, refuse, sewage, and trash collection. Lessee hereby warrants, agrees, and understands that it shall ensure that Lessor is not obligated to pay for any such utility or service charges furnished to the Premises or used by the Premises or Lessee during the Term of this Agreement. Lessee further agrees to defend, indemnify, and hold harmless Lessor and/or the Premises for any and all claims made against it in connection with, related to, and/or caused by the utility or service charges furnished to the Premises or used by the Premises or Lessee during the Term of this Agreement.

11.	ACCESS:

Lessor and its authorized representatives shall have the right to enter the Premises on any day within the hours of 7:00 a.m. and 7:00 p.m., Central Standard Time, for one of the following reasons:

A.	To determine whether the Premises are in good condition and whether Lessee is complying with its obligations under this Agreement;

	Lessor’s Representative	______________

	Lessee’s Representative	______________

B.	To perform any necessary,maintenance and to make any restoration or repair to the Premises, including all buildings and other improvements, in which Lessor has the right or obligation to perform; and/or

C.	In the event Lessee does not exercise its right of renewal during the Right of First Refusal Period, to post and/or display “for rent” or “for lease” signs during the last six (6) months of the Initial Term of this Agreement or any renewal provided therein.

Lessor has the right to enter the Premises for any other reason but, in order to do so, Lessor must provide Lessee with written notice of the intent to enter the property at least five (5) calendar days prior to Lessor accessing the Premises. Nothing provided in this Agreement will restrict Lessor’s access to the Premises without written notice while acting in compliance with or instruction by order, request, or investigation by any governmental authority with jurisdiction over the Premises.

12.	INDEMNITY:

TO THE FULLEST EXTENT ALLOWED BY LAW, LESSEE AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS LESSOR, AS WELL AS ITS RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES, ASSOCIATES, AFFILIATED AND RELATED COMPANIES, CUSTOMERS, AGENTS, EMPLOYEES, OFFICERS OR EXECUTIVE OFFICERS, ATTORNEYS, MANAGERS OR MEMBERS, DISTRIBUTORS, REPRESENTATIVES, PARTNERSHIPS OR JOINT VENTURES, OWNERS, DIRECTORS, STOCKHOLDERS, AND ANY AND ALL ENTITIES, PERSONS, FIRMS, CORPORATIONS, UNDERWRITERS, PRIMARY AND EXCESS INSURERS, REINSURERS, THIRD-PARTY ADMINISTRATORS, AND INDEMNITEES, FROM ALL DAMAGES ARISING OUT OF ANY BODILY INJURY, SICKNESS, DISEASE, DEATH, LOSS, THEFT, DAMAGE, OR DESTRUCTION TO ANY PERSON OR PROPERTY (AS THE CASE MAY BE) OCCURRING IN, ON, OR ABOUT THE PREMISES EXCEPT FOR DAMAGES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL CONDUCT OF LESSOR. LESSEE SHALL BE LIABLE TO LESSOR FOR ACTUAL NONSPECULATIVE DAMAGES RESULTING FROM THE ACTS OR OMISSIONS OF LESSEE, ITS EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, REPRESENTATIVES, AGENTS, CUSTOMERS, GUESTS, INVITEES AND LICENSEES OR OF LESSEE, AS WELL AS ITS RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES, ASSOCIATES, AFFILIATED AND RELATED COMPANIES, CUSTOMERS, AGENTS, EMPLOYEES, OFFICERS OR EXECUTIVE OFFICERS, ATTORNEYS, MANAGERS OR MEMBERS, DISTRIBUTORS, REPRESENTATIVES, PARTNERSHIPS OR JOINT VENTURES, OWNERS, DIRECTORS, STOCKHOLDERS, AND ANY AND ALL ENTITIES, PERSONS, FIRMS, CORPORATIONS, UNDERWRITERS, PRIMARY AND EXCESS INSURERS, REINSURERS, THIRD-PARTY ADMINISTRATORS, AND INDEMNITEES, FOR ANY NEGLIGENCE, GROSS NEGLIGENCE, OR WILLFUL CONDUCT WHICH CAUSES ANY BODILY INJURY, SICKNESS, DISEASE, DEATH, LOSS, THEFT, DAMAGE, OR DESTRUCTION TO LESSOR, LESSOR’S PROPERTY, AND/OR LESSOR’S RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES, ASSOCIATES, AFFILIATED AND RELATED COMPANIES, CUSTOMERS, AGENTS, EMPLOYEES, OFFICERS OR EXECUTIVE OFFICERS, ATTORNEYS, MANAGERS OR MEMBERS, DISTRIBUTORS, REPRESENTATIVES, PARTNERSHIPS OR JOINT VENTURES, OWNERS, DIRECTORS, STOCKHOLDERS, AND ANY AND ALL ENTITIES, PERSONS, FIRMS, CORPORATIONS, UNDERWRITERS, PRIMARY AND EXCESS INSURERS, REINSURERS, THIRD-PARTY ADMINISTRATORS, AND INDEMNITEES. LESSEE’S OBLIGATION UNDER THIS PARAGRAPH TO INDEMNIFY AND HOLD LESSOR HARMLESS SHALL BE LIMITED TO THE SUM THAT EXCEEDS THE AMOUNT OF INSURANCE PROCEEDS, IF ANY, RECEIVED BY LESSOR. LESSOR SHALL GIVE PROMPT NOTICE TO LESSEE OF ANY CLAIM TO WHICH THIS PROVISION APPLIES. LESSEE FURTHER UNDERSTANDS AND AGREES THAT LESSOR SHALL BE ENTITLED TO SELECT THE COUNSEL WHICH WILL PROVIDE A DEFENSE AGAINST CLAIMS COVERED BY THIS PROVISION AND LESSEE SHALL BE OBLIGATED TO PROMPTLY PAY ALL ASSOCIATED ATTORNEY’S FEES, COSTS, AND EXPENSES INCURRED BY LESSOR’S COUNSEL.

	Lessor’s Representative	______________

	Lessee’s Representative	______________

13.	HAZARDOUS SUBSTANCES:

In the event, Lessee or its employees, agents, officers, shareholders, partners, members, invitees, guests, or customers shall use, deposit, store, transport, locate, bring on to, or cause to be brought on to the Premises any Hazardous Substances, Lessee warrants and covenants that neither Lessee nor employees, agents, officers, shareholders, partners, members, invitees, guests, or its customers shall release, discharge, spill, dispose, emit, or permit the breakage of Hazardous Substances in, on, or under the Premises. To the fullest extent allowed by law, Lessee agrees to defend, indemnify, and hold harmless Lessor, as well as their respective predecessors, successors, assigns, parents, subsidiaries, associates, affiliated and related companies, customers, agents, employees, officers or executive officers, attorneys, managers or members, distributors, representatives, partnerships or joint ventures, owners, directors, stockholders, and any and all entities, persons, firms, corporations, underwriters, primary and excess insurers, reinsurers, third-party administrators, and indemnitees, from any and all causes of action, claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant fees, expert fees, and remediation costs) arising during or after the Initial Term or any renewal thereof from or in connection with the presence or suspected presence of Hazardous Substances in or on the Premises, which Hazardous Substances were brought onto the Premises during the Initial Term or any renewal thereof by Lessee, its agents, officers, representatives, employees, invitees, customers, or licensees or become deposited or otherwise become present on the Premises during the Initial Term or any renewal thereof. Without limiting the foregoing, this indemnification shall include any and all costs, expenses, attorney’s fees, consultant fees, or expert fees incurred due to any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision.

For purposes of this section, the term “Hazardous Substances” shall be interpreted broadly to include, but not be limited to, substances designated as hazardous under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 2201, et seq., and any applicable State or federal law or regulation. Hazardous Substances shall also be interpreted to include but not be limited to any substance which after release into the environment and upon exposure, ingestion, inhalation, or assimilation, either directly from the environment or directly by ingestion through food chains will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer, and/or genetic abnormalities, and oil and petroleum based derivatives.

This section shall be in addition to any other obligations and liabilities Lessee may have to Lessor at law or in equity and shall survive termination of this Agreement.

14.	WAIVER OF SUBROGATION:

To the extent that a loss is covered by insurance in force and in effect, and recovery is made for such loss, Lessor and Lessee hereby mutually hold harmless and release each other from liability and waive all right of subrogation against each other for any loss or damage to their respective properties. Subject to the other provisions of this Agreement, including, but not limited to, Lessee’s agreement that Lessee’s Insurance Policies shall be primary, each Party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either Party in connection with any damage covered by any policy.

15.	DAMAGE OR DESTRUCTION:

If the Premises are so damaged or destroyed by fire, flood, earthquake, the elements, casualty, war, riot, public disorder, acts authorized or unauthorized by the government (including a condemnation proceeding), or any other cause or happening so as to render the Premises unusable for Lessee’s operations, as determined by Lessee and Lessor acting in good faith and in a commercially reasonable manner, this Agreement shall terminate immediately. However, there shall be no termination, except to the extent compensated for by Lessor’s insurance, if the damage is caused by the negligence, willful misconduct, gross negligence, or intentional conduct of Lessee, its employees, officers, directors, shareholders, members, partners, representatives, agents, customers, guests, invitees, or licensees.

	Lessor’s Representative	______________

	Lessee’s Representative	______________

If the Premises are partially damaged or rendered partially unusable by fire or other casualty, as set forth above, and such partial damage or partial inability to use the Premises does not result from the negligence, willful misconduct, gross negligence, or intentional conduct of Lessee, its employees, officers, directors, shareholders, members, partners, representatives, agents, customers, guests, invitees, or licensees, Lessee shall give Lessor written notice of the damage and if repairs are not undertaken by Lessee within the later of thirty (30) calendar days from the (a) date of such notice to Lessor, or (b) the date Lessor repairs the portion of the Premises Lessor is responsible for repairing, Lessor may terminate this Agreement by giving written notice to Lessee. If Lessor elects not to terminate, this Agreement shall continue in full force and effect and the damages to the Premises shall be repaired by and at the expenses of Lessee, except to the extent provided for or compensated for by Lessor’s insurance. Moreover, until such repair is substantially completed so that full use and occupancy of the Premises by Lessee is possible, the Rent shall be apportioned according to the portion of the Premises which remains usable. If such repairs are not completed within one hundred eighty (180) calendar days from the later of (a) the date of written notice of the casualty to Lessor, or (b) the date Lessor repairs the portion of the Premises Lessor is responsible for repairing, Lessor or Lessee may terminate this Agreement by giving written notice to the other Party within ten (10) calendar days of the expiration of the one hundred eighty (180) calendar day period.

16.	LESSEE’S DEFAULT:

The following events shall be deemed to be events of default by Lessee under this Agreement:

A.	Lessee shall be adjudged bankrupt, or shall file a voluntary petition in bankruptcy or make a general assignment for the benefit of Lessee’s creditors, or a receiver appointed for Lessee’s property, or if execution be issued against Lessee’s interest in this Agreement, or if Lessee’s interest in this Agreement shall by law pass to any person other than Lessee; and/or

B.	Lessee shall fail to pay the Rent due hereunder or any other amount payable to Lessor hereunder, and such failure shall continue for five (5) business days after written notice of such failure from Lessor delivered to Lessee; and/or

C.	Lessee shall fail to perform any of the covenants, obligations, and/or requirements of this Agreement.

Upon the occurrence of any one or more of such events of default, at the option of Lessor, (a) this Agreement shall cease and terminate immediately and Lessee shall quit and surrender the Premises to Lessor, or (b) Lessor may pursue any remedy available to Lessor, whether by law or contract, or in equity, including without limitation the repossession of the Premises by Lessor without terminating the Agreement, in which event Lessee shall be liable for all Rent payable through the date of repossession, plus Rent required to be paid by Lessee during the remainder of the Initial Term (or, if applicable, any renewal term), which will only be diminished by any sums thereafter received by Lessor through reletting the Premises during said period. If this Agreement shall be terminated by Lessor pursuant to this Section, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee and Lessee’s property therefrom. Lessor and Lessee agree that time is of the essence with respect to all matters described in this Section and any act or omission by Lessee which delays Lessor’s ability to pursue its right under this Section shall provide grounds for Lessor to seek damages and losses as a result of Lessee’s acts or omissions, including, but not limited to, (a) all lost rental payments as a result of Lessee’s actions or omissions at the rate of Rent provided herein, (b) stipulated, liquidated, and/or contractual damages worth two times the remaining Rent due on the Initial Term or any renewal thereof by Lessee, and (c) all costs, attorney’s fees, and expenses associated with the pursuit and prosecution of this Section.

	Lessor’s Representative	______________

	Lessee’s Representative	______________

17.	LESSOR’S DEFAULT:

Lessor shall be in default of this Agreement if it fails or refuses to perform any provision of this Agreement that it is obligated to perform and if the failure to perform is not cured within thirty (30) calendar days after written notice of the default given by Lessee to Lessor. If the default cannot reasonably be cured within thirty (30) calendar days, Lessor shall not be in default of this Agreement if Lessor commences to cure the default within the thirty (30) calendar day period and in good faith continues to cure the default thereafter. In the event Lessor fails to cure a default and the continuance of such default results in the interruption of Lessee’s peaceable enjoyment of the Premises, then Lessee shall be entitled to abatement of the Rent payable under this Agreement in an amount representing the same proportion as the percentage of the total Premises rendered unusable by Lessor’s default.

18.	SURRENDER OF PREMISES:

Upon termination of this Agreement by lapse of time or otherwise, Lessee shall immediately surrender the Premises in as good condition as they were in at the beginning of the Initial Term, ordinary wear and tear and alterations, changes and additions made in compliance with this Agreement, acts of God, and other casualty excepted. In the event Lessee retains possession of the Premises after the termination date of this Agreement, then Lessee shall make Monthly Payments equal to one hundred and twenty five percent (125%) of the Monthly Payment set forth herein as if Lessee had renewed this Agreement for the period that Lessee retains possession of the Premises after the termination date of this Agreement, without regard to whether or not Lessee retains possession for the full three (3) calendar months, and such payment shall continue until Lessee surrenders the Premises.

19.	NOTICE:

All notices, demands, or other communications to be given or delivered under or by reason of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized commercial courier. Such notices, demands, and other communications will be sent to the address indicated below:

If to Lessor:

Name:
Address:

With copies to:	Seth T. Mansfield
Becker & Hebert, LLC
201 Rue Beauregard
Lafayette, Louisiana 70508

If to Lessee:

Name:	Equipment Transport, LLC
Address:	1 Tyler Court
Carlisle, PA 17015

With copies to:	Arthur L. Streeter
Equipment Transport, LLC
1 Tyler Court
Carlisle, PA 17015

	Lessor’s Representative	______________

	Lessee’s Representative	______________

or such other addresses or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. All such notices shall be deemed given on the date of receipt at the applicable address as evidenced by the return receipt.

20.	LAW & VENUE:

All questions and disputes concerning the validity, construction, interpretation, and/or enforcement of this Agreement and the exhibits hereto will be governed by and construed in accordance with the domestic laws of the State of Louisiana, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Louisiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Louisiana. The Parties expressly agree that the state and federal courts located in Lafayette Parish, Louisiana and Ouachita Parish, Louisiana are the sole venues for any questions or disputes involving the validity, construction, interpretation, and/or enforcement of this Agreement.

21.	WAIVER:

No delay or omission by either party in exercising any right occurring upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or be construed to be waiver thereof. A waiver by either party of any of the covenants and agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenants or agreements herein contained.

22.	HEIRS AND SUCCESSORS:

Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this Agreement shall be binding upon the heirs, legal representatives, successors, and assigns of the Parties.

23.	INTEGRATED AGREEMENT; MODIFICATION:

This Agreement embodies the complete agreement and understanding among the Parties and supersedes and preempts any prior understandings, agreements, or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement cannot be amended or modified except by a written agreement signed by both Lessor and Lessee.

24.	RECORDATION:

This Agreement shall not be recorded, except that if either Party requests the other Party to do so, the Parties shall execute a Memorandum of Lease in recordable form.

25.	CAPTIONS:

The captions used in this Agreement shall have no effect on its interpretation.

26.	SEVERABILITY:

The unenforceability, invalidity, or illegality of any provision of this Agreement shall not render the other provisions unenforceable, invalid, or illegal.

	Lessor’s Representative	______________

	Lessee’s Representative	______________

27.	ATTORNEY’S FEES AND COSTS:

If by reason of any default on the part of Lessee, Lessor shall bring suit to recover any Rent due hereunder, or for breach of any provision of this Agreement or to recover possession of the Premises, or if Lessee shall bring any action for any relief against Lessor, declaratory or otherwise, arising out of this Agreement, the prevailing party shall have and recover against the other party, in addition to the costs and expenses allowed by law, all reasonable attorney’s fees and costs.

28.	SUBORDINATION:

This Agreement is subject and subordinate to any mortgage which now or hereafter encumbers or affects any portion of the Premises and/or the leasehold interest of Lessor in the land upon which the building is situated, and to all renewals, modifications, consolidations, replacements, and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee of Lessor. In confirmation of such subordination, however, Lessee shall, at Lessor’s request, promptly execute any appropriate certificate or instrument that Lessor may request. Lessee hereby constitutes and appoints Lessor as Lessee’s attorney in fact to execute any such certificate or instrument for and on behalf of Lessee. In the event of the enforcement by the holder of any such instrument of the remedies provided for by law or by such mortgage, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the lessee of such successor in interest without change in the terms or other provisions of this Agreement. Upon request by such successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

At Lessor’s request, Lessee will execute either an estoppel certificate or a three party agreement certifying such facts and agreeing to such notice provisions and other matters as may reasonably be required.

29.	LIEN FOR PAYMENT OF RENT:

In consideration of mutual benefits ansmg by virtue of this Agreement, Lessee does hereby mortgage unto Lessor all property of Lessee now or hereafter placed in or upon the Premises (except such part of property or merchandise as may be exchanged, replaced, or sold from time to time in the ordinary course of operations or trade), and such property is hereby subjected to a lien in favor of Lessor and shall be and remain subject to such lien of Lessor herein. Said lien shall be in addition to and cumulative of the landlord’s lien provided by law. Notwithstanding the foregoing, the lien created in this paragraph shall be subordinate to any lien or mortgage granted by Lessee to the seller of property or equipment located on the Premises or to a lender who lends all or a portion of the purchase money for any property or equipment placed on the Premises by Lessee.

30.	CONFIDENTIALITY:

Lessor and Lessee agree that the terms and conditions set forth herein are confidential information which have substantial value. Lessor and Lessee understand, agree, and warrant that the terms and conditions set forth herein shall not be made available to the public or any person not at party to this Agreement, by written or oral communication.

31.	COUNTERPARTS:

This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. The Parties have executed this Agreement with the intent for the Agreement to be effective on the date above shown. Copies of the original Agreement shall be considered as an original. Facsimile counterpart signatures to this Agreement shall be acceptable and binding on the parties hereto. Inasmuch as this Agreement has been prepared by (or been provided the opportunity to be reviewed by) counsel for the Parties, there shall be no legal presumption against either Party hereto with respect to counsel, preparation, or interpretation.

	Lessor’s Representative	______________

	Lessee’s Representative	______________

SWORN TO AND SUBSCRIBED before me, the Undersigned Notary, and competent witnesses, on this __________ day of __________, 2019, in the Parish/County of __________, State of __________

WITNESSES:	BASIN HOUSING VENTURES, LLC

Signed:	Signed:

Print:	Print:

Signed:	Title:

Name:

NOTARY PUBLIC#

Printed Name:

Commission Expires:

SWORN TO AND SUBSCRIBED before me, the Undersigned Notary, and competent witnesses, on this __________ day of __________, 2019, in the Parish/County of __________, State of __________

WITNESSES:		EQUIPMENT TRANSPORT, LLC

Signed:	/s/ Brandon Hall	Signed:

Print:	Brandon Hall	Print:

Signed:		Title:

Print:

/s/ Beth Ann Delbaugh

NOTARY PUBLIC#

Printed Name:	Beth Ann Delbaugh

Commission Expires:	Aug 27, 2022

	Lessor’s Representative	______________

	Lessee’s Representative	______________

EXHIBIT “A”

TO

LEASE AGREEMENT

A-1